CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Community Financial Corporation
Staunton, VA


We hereby consent to the incorporation in the Registration Statement on Form S-8 of our report dated May 7, 1999, relating to the consolidated financial statements of Community Financial Corporation and subsidiaries appearing in the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 1999.



                                   /s/ BDO Seidman, LLP


                                   BDO SEIDMAN, LLP


Richmond, Virginia
June 28, 1999